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As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-169257

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	06-1047163 (I.R.S. Employer Identification Number)

500 Kendall Street, Cambridge, Massachusetts 02142
(617) 252-7500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

PETER WIRTH
Executive Vice President, Legal and Corporate Development
Genzyme Corporation
Genzyme Center
500 Kendall Street
Cambridge, Massachusetts 02142
(617) 252-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

PAUL KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) under the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Genzyme Therapeutic Products Limited Partnership	Massachusetts	2836	01-0852078

(1)
The address and telephone number of the additional registrant is: 500 Kendall Street, Cambridge, Massachusetts 02142, (617) 252-7500.

 EXPLANATORY NOTE

        This Amendment is being filed solely for the purpose of filing Exhibits 99.1, 99.2 and 99.3 to the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement or Items 20, 21 and 22 of the Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 2.02(b)(4) of the Massachusetts Business Corporation Act (the "MBCA") provides that a corporation may, in its articles of organization, eliminate or limit a director's personal liability to the corporation for monetary damages for breaches of fiduciary duty as a director, except in circumstances involving (1) a breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) improper distributions, and (4) transactions from which the director derived an improper personal benefit. Section VI.C.3. of the registrant's Articles of Organization provides that no director shall be liable to the registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under Massachusetts corporation law, as in effect when such liability is determined, and that no amendment or repeal of that provision shall deprive a director of the benefits thereof with respect to any act or omission occurring prior to such amendment or repeal.

        Section 8.51 of the MBCA permits the registrant to indemnify a director if the individual (1) acted in good faith, (2) reasonably believed that his or her conduct was (a) in the best interests of the registrant or (b) at least not opposed to the best interest of the registrant, and (3) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.51 also permits the registrant to indemnify a director for conduct for which such individual is or would be exculpated under the charter provision referred to above, whether or not the director satisfied a particular standard of conduct. Section 8.56 of the MBCA permits the registrant to indemnify an officer (1) under those circumstances in which the registrant would be allowed to indemnify a director and (2) to such further extent as the registrant chooses provided that the liability does not arise out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. This broader permissible indemnification for officers also is available for a director who is an officer if the individual becomes party to a proceeding on the basis of an act or omission solely as an officer. Section 8.55 of the MBCA mandates that the determination that an award of indemnification is appropriate in a particular circumstance be made by (1) a majority vote of all disinterested directors or a majority of a committee of disinterested directors (in each case, if there are at least two disinterested directors), (2) special legal counsel, or (3) the shareholders.

        Prior to the final disposition of a proceeding involving a director or officer, Sections 8.53 and 8.56 of the MBCA allow the registrant to pay for or reimburse reasonable expenses. As a condition, the director or officer must deliver a written undertaking to repay the funds if the individual is determined not to have met the relevant standard of conduct, which determination is made in the same manner as the determination of whether an individual is entitled to indemnification. This undertaking may be accepted without security and without regard to the individual's financial ability to make repayment. Another condition to advancement of expenses is that the individual submit a written affirmation of his or her good faith that he or she has met the standard of conduct necessary for indemnification (or that the matter involved conduct for which liability has been eliminated pursuant to the charter exculpation provision referred to above).

        The MBCA allows a corporation to obligate itself (1) to indemnify a director or officer and (2) to provide advancement of expenses to such an individual. Such a commitment may be made in the corporation's charter or bylaws or in a resolution adopted, or a contract approved, by the board of directors or the shareholders. Article VI of the registrant's by-laws provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law, and may indemnify such other employees as identified by the Board of Directors. In addition, the registrant has in place agreements with directors and officers that affirm this obligation to indemnify such individuals to the fullest extent permitted by law and also contractually commit the registrant to provide advancement of expenses to the fullest extent permitted by law. These indemnification agreements also contain procedural provisions as well as protections in the event of a change of control.

        Sections 8.52 and 8.56(c) of the MBCA mandate indemnification for reasonable expenses, regardless of whether an individual has met a particular standard of conduct, in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, Section 8.54 of the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that (1) the director or officer is entitled to mandatory indemnification under the MBCA, (2) the director or officer is entitled to indemnification pursuant to a provision in the corporation's charter or bylaws or in a contract or a board or shareholder resolution, or (3) it is fair and reasonable to indemnify the director or officer, regardless of whether he or she met the relevant standard of conduct.

        In addition to covering directors and officers of the registrant if they become parties to legal proceedings when acting in such capacities, the registrant's by-laws and indemnification agreements, as permitted by the MBCA, also cover such individuals when serving at the registrant's request for another entity, specifically, as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the request of the registrant if the individual's duties to the registrant also impose duties on, or otherwise involve services by, the director or officer to the plan or to the participants in or beneficiaries of the plan.

        The registrant maintains directors' and officers' liability insurance which may protect the registrant's directors and officers against costs and liabilities imposed upon them in their roles with the registrant, including in circumstances under which indemnification would not be permitted under the MBCA.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits.

        Reference is made to the Index to Exhibits filed as a part of this registration statement beginning on page E-1. Each of such exhibits is incorporated by reference herein.

        (b)   Financial Statement Schedules.

        Schedules are omitted because they are not applicable, or not required, or because the information is included in our consolidated financial statements or notes thereto.

        (c)   Outside Party Reports, Opinions or Appraisals Materially Relating to the Transaction.

        Not applicable.

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on September 17, 2010.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA
	Name:	Michael S. Wyzga
	Title:	Executive Vice President, Finance and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Henri A. Termeer	Director and Chief Executive Officer (Principal Executive Officer)	September 17, 2010
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	September 17, 2010
* Jason A. Amello	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	September 17, 2010
* Douglas A. Berthiaume	Director	September 17, 2010
* Robert J. Bertolini	Director	September 17, 2010
* Gail K. Boudreaux	Director	September 17, 2010
* Steven J. Burakoff	Director	September 17, 2010

	Signature	Title	Date

	* Robert J. Carpenter	Director	September 17, 2010
	* Charles L. Cooney	Director	September 17, 2010
	* Victor J. Dzau	Director	September 17, 2010
	* Eric J. Ende	Director	September 17, 2010
	* Dennis M. Fenton	Director	September 17, 2010
	* Connie Mack III	Director	September 17, 2010
	* Richard F. Syron	Director	September 17, 2010
	* Ralph V. Whitworth	Director	September 17, 2010
*By:	/s/ MICHAEL S. WYZGA
Michael S. Wyzga Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on September 17, 2010.

GENZYME THERAPEUTIC PRODUCTS LIMITED PARTNERSHIP
By:	GENZYME THERAPEUTIC PRODUCTS CORPORATION, its general partner
By:	/s/ MICHAEL S. WYZGA
	Name:	Michael S. Wyzga
	Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Henri A. Termeer		President (Principal Executive Officer)	September 17, 2010
/s/ MICHAEL S. WYZGA Michael S. Wyzga		Vice-President and Treasurer Director (Principal Financial and Accounting Officer)	September 17, 2010
* Peter Wirth		Vice-President and Secretary Director	September 17, 2010
*By:	/s/ MICHAEL S. WYZGA
Michael S. Wyzga Attorney-in-Fact

 INDEX TO EXHIBITS

Exhibit Number	Description
2.1	License and Asset Purchase Agreement dated as of March 30, 2009 and related Letter Agreements between Genzyme Corporation and Bayer Schering Pharma AG, and License Agreement dated as of May 29, 2009 between Genzyme Corporation and Alcafleu Management GmbH & Co. KG. Filed as Exhibit 3.1 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*(†).
3.1	Restated Articles of Organization of Genzyme Corporation, as amended. Filed as Exhibit 3.1 to Genzyme's Form 8-K filed on June 22, 2010.*
3.2	By-laws of Genzyme Corporation, as amended. Filed as Exhibit 3.2 to Genzyme's Form 8-K filed on June 22, 2010.*
3.3	Certificate of Limited Partnership of Genzyme Therapeutics Products Limited Partnership, dated December 21, 2005.*
3.4	Limited Partnership Agreement of Genzyme Therapeutics Products Limited Partnership, dated July 1, 2006.*
3.5	Amendment No. 1 to Limited Partnership Agreement of Genzyme Therapeutics Products Limited Partnership, dated June 15, 2010.*
4.1
Indenture, dated as of June 17, 2010, by and between Genzyme Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee. Filed as Exhibit 4.1(a) to Genzyme's Form 8-K filed on June 17, 2010.*
4.1.1
First Supplemental Indenture, dated as of June 17, 2010, by and among Genzyme Corporation, the Subsidiary Guarantor(s) party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (including forms of 3.625% Senior Note due 2015 and 5.000% Senior Note due 2020). Filed as Exhibit 4.1(b) to Genzyme's Form 8-K filed on June 17, 2010.*
5.1	Opinion of Ropes & Gray LLP.*
10.1
Lease, dated April 30, 1990, for 64 Sidney Street, Cambridge, Massachusetts between BioSurface Technology, Inc. and Forest City 64 Sidney Street, Inc. Filed as Exhibit 10.22 to BioSurface's Registration Statement on Form S-1 (File No. 33-55874).*
10.1.1
Amendment to Lease, dated September 11, 1995, to the Lease Agreement dated April 30, 1990 by and between Forest City 64 Sidney Street, Inc. and Genzyme Corporation. Filed as Exhibit 10.1.1 to Genzyme's Form 10-K for the year ended December 31, 2003.*
10.1.2
Second Amendment to Lease, dated March 1, 1996, to the Lease Agreement dated April 30, 1990 by and between Forest City 64 Sidney Street, Inc. and Genzyme Corporation. Filed as Exhibit 10.1.2 to Genzyme's Form 10-K for the year ended December 31, 2003.*
10.1.3
Letter Amendment, dated December 30, 1999, to the Lease Agreement dated April 30, 1990, by and between Forest City 64 Sidney Street, Inc. and Genzyme Corporation. Filed as Exhibit 10.1.3 to Genzyme's Form 10-K for the year ended December 31, 2003.*
10.1.4
Fourth Amendment to Lease, dated March 23, 2001, to the Lease Agreement dated April 30, 1990, by and between Forest City 64 Sidney Street, Inc. and Genzyme Corporation. Filed as Exhibit 10.1.4 to Genzyme's Form 10-K for the year ended December 31, 2003.*

Exhibit Number	Description
10.1.5	Lease Agreement dated November 30, 2005, by and between Forest City 64 Sidney Street, Inc. and Genzyme Corporation. Filed as Exhibit 10.1.5 to Genzyme's Form 10-K for year ended December 31, 2006.*
10.1.6
First Amendment dated May 21, 2010 to Lease dated November 30, 2005, by and between FC 64 Sidney, Inc. and Genzyme Corporation. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*
10.2
Lease, dated June 1, 1992, for land at Allston Landing, Allston, Massachusetts, between Allston Landing Limited Partnership and the Massachusetts Turnpike Authority. Filed as Exhibit 10.9 to Genzyme's Form 10-K for the year ended December 31, 1993.*
10.2.1
First Amendment to Lease, dated July 26, 1995, to Lease dated June 1, 1992, between Allston Landing Limited Partnership and the Massachusetts Turnpike Authority. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended June 30, 2005.*
10.2.2
Second Amendment to Lease, dated December 22, 1997, to Lease dated June 1, 1992, between Allston Landing Limited Partnership and the Massachusetts Turnpike Authority. Filed as Exhibit 10.2 to Genzyme's Form 10-Q for the quarter ended June 30, 2005.*
10.3
Commercial Lease, dated December 24, 1998, by and between Aventis Pasteur SA and Imtix-SangStat S.A.S. for Building C5 located at Marcy L'Etoile, Lyon, France. Filed as Exhibit 10.4 to Genzyme's Form 10-K for the year ended December 31, 2003.*
10.3.1
Amendment to Commercial Lease, dated September 30, 2000, to the Lease dated December 24, 1998, by and between Aventis Pasteur SA and Imtix-SangStat S.A.S. Filed as Exhibit 10.4.1 to Genzyme's Form 10-K for the year ended December 31, 2003.*
10.4
Lease, dated August 28, 2000, for Building D, Cambridge Research Park, Cambridge, Massachusetts, between Genzyme Corporation and Kendall Square LLC. Filed as Exhibit 10.4 to Genzyme's Form 10-K for the year ended December 31, 2005.*
10.4.1
First Amendment to Lease, dated August 1, 2003, to the Lease dated August 28, 2000, by and between Genzyme Corporation and Kendall Square LLC. Filed as Exhibit 10.5.1 to Genzyme's Form 10-K for the year ended December 31, 2004.*
10.5
Underlease of 50 Gibson Drive, Kings Hill Business Park, West Malling, Kent, U.K., dated January 19, 2001, by and among Genzyme Limited, Liberty Property Limited Partnership and Kings Hill Estate Management Company Limited. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended September 30, 2005.*
10.5.1
Deed of Variation of Underlease dated January 19, 2001, and Agreement for Lease, each dated August 22, 2005, by and between Genzyme Limited and Kent City Council (successors to Liberty Property Limited Partnership). Filed as Exhibit 10.2 to Genzyme's Form 10-Q for the quarter ended September 30, 2005.*
10.6
Lease, dated September 3, 1990, for the land located at the Industrial Development Authority Industrial Park, County Waterford, Ireland (comprised in folio 4917 & 324IF County Waterford), by and between the Industrial Development Authority and Bausch & Lomb Ireland. Filed as Exhibit 10.2 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.*

Exhibit Number	Description
10.7	Contract for Sale, dated June 25, 2001, for the premises located at the Industrial Development Authority Industrial Park, County Waterford, Ireland, (comprised in folio 4141L County Waterford) by and between Luxottica Ireland Limited and Genzyme Ireland Limited (f/k/a Gosfend Limited). Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.*
10.8
Deed of Transfer, dated July 2, 2001, between Luxottica Ireland Limited and Genzyme Ireland Limited, related to the Lease dated September 3, 1990 for the premises located at the Industrial Development Authority Industrial Park, County Waterford, Ireland (comprised in folio 4141L County Waterford). Filed as Exhibit 10.3 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.*
10.9
Contract for Sale, dated August 2, 2001, for the land located at the Industrial Development Authority Industrial Park, County Waterford, Ireland (comprised in folio 4917 County Waterford), by and between the Industrial Development Authority and Genzyme Ireland Limited. Filed as Exhibit 10.4 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.*
10.10
Lease, dated August 24, 2001, for the land located at the Industrial Development Authority Industrial Park, County Waterford, Ireland (comprised in folio 4917 County Waterford) by the Industrial Development Authority and Genzyme Ireland Limited. Filed as Exhibit 10.5 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.*
10.11	1997 Equity Incentive Plan, as amended. Filed as Exhibit 10.12 to Genzyme's Form 10-K for the year ended December 31, 2006.*
10.12	1998 Director Stock Option Plan, as amended. Filed as Exhibit 10.2 to Genzyme's Form 10-Q for the quarter ended June 30, 2006.*
10.12.1	Form of Non-Statutory Stock Option for grants under the 1998 Director Stock Option Plan. Filed as Exhibit 10.5 to Genzyme's Form 10-Q for the quarter ended June 30, 2005.*
10.12.2	2007 Director Equity Plan, as amended. Filed as Exhibit 10.8 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*
10.12.3	Form of Non-Statutory Stock Option Agreement for grants under the 2007 Director Equity Plan. Filed as Exhibit 10.3 to Genzyme's Form 10-Q for the quarter ended June 30, 2008.*
10.12.4	Form of Restricted Stock Unit Award Agreement for grants under the 2007 Director Equity Plan. Filed as Exhibit 10.4 to Genzyme's Form 10-Q for the quarter ended June 30, 2008.*
10.13	2001 Equity Incentive Plan, as amended. Filed as Exhibit 10.14 to Genzyme's 10-K for the year ended December 31, 2006.*
10.13.1	Forms of Non-Statutory Stock Option Agreement for grants to executive officers under the 2001 Equity Incentive Plan. Filed as Exhibit 10.5 to Genzyme's Form 10-Q for the quarter ended June 30, 2008.*
10.13.2	Forms of Incentive Stock Option Agreement for grants to executive officers under the 2001 Equity Incentive Plan. Filed as Exhibit 10.6 to Genzyme's Form 10-Q for the quarter ended June 30, 2008.*
10.14	2004 Equity Incentive Plan, as amended. Filed as Exhibit 10.7 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*

Exhibit Number	Description
10.14.1	Forms of Incentive Stock Option Agreement for grants to executive officers under the 2004 Equity Incentive Plan. Filed as Exhibit 10.14.1 to Genzyme's Form 10-K for the year ended December 31, 2008.*
10.14.2	Forms of Nonstatutory Stock Option Agreement for grants to executive officers under the 2004 Equity Incentive Plan. Filed as Exhibit 10.14.2 to Genzyme's Form 10-K for 2008.*
10.14.3
Forms of Restricted Stock Unit Award Agreement for grants to executive officers under the 2004 Equity Incentive Plan. Filed as Exhibit 10.3 to Genzyme's Form 10-Q for the quarter ended March 31, 2008.*
10.15	Senior Executive Long-Term Incentive Plan. Filed as Exhibit 10.2 to Genzyme's Form 10-Q/A for the quarter ended March 31, 2010 filed on May 11, 2010.*
10.16	1996 Directors' Deferred Compensation Plan, as amended. Filed as Exhibit 10.16 to Genzyme's Form 10-K for the year ended December 31, 2008.*
10.17
Amended and Restated Executive Employment Agreement effective as of December 31, 2008 between Genzyme Corporation and Henri A. Termeer. Filed as Exhibit 10.2 to Genzyme's Form 8-K filed on December 5, 2008.*
10.18
Amended and Restated Executive Employment Agreement effective as of December 31, 2008 between Genzyme Corporation and Peter Wirth. Filed as Exhibit 10.3 to Genzyme's Form 8-K filed on December 5, 2008.*
10.19	Form of Indemnification Agreement between Genzyme Corporation and its executive officers. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended September 30, 2004.*
10.20	Form of Severance Agreement between Genzyme Corporation and its executive officers. Filed as Exhibit 10.2 to Genzyme's Form 10-Q for the quarter ended September 30, 2007.*
10.21	Genzyme Senior Executive Annual Cash Incentive Program. Filed as Exhibit 10.1 to Genzyme's Form 8-K filed on December 5, 2008.*
10.21.1	Genzyme Senior Executive Annual Incentive Plan. Filed as Exhibit 10.1 to Genzyme's Form 10-Q/A for the quarter ended March 31, 2010 filed on May 11, 2010.*
10.22	Form of Performance Restricted Stock Unit Award Agreement. Filed as Exhibit 10.3 to Genzyme's Form 10-Q/A for the quarter ended March 31, 2010 filed on May 11, 2010.*
10.23
Amended and Restated Collaboration Agreement, effective as of January 1, 2008, among Genzyme Corporation, BioMarin and BioMarin/Genzyme LLC. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended March 31, 2008.*
10.24
Manufacturing, Marketing and Sales Agreement among Genzyme Corporation, BioMarin and BioMarin/Genzyme LLC, effective as of January 1, 2008. Filed as Exhibit 10.2 to Genzyme's Form 10-Q for the quarter ended March 31, 2008.*
10.25	Supply Agreement, dated January 24, 2006, by and between Cambrex Charles City, Inc. and Genzyme Corporation. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended September 30, 2006.*
10.26	Contract Manufacturing Agreement dated September 14, 2001, as amended, between GelTex and The Dow Chemical Company. Filed as Exhibit 10.35 to Genzyme's Form 10-K for the year ended December 31, 2002.*

Exhibit Number	Description
10.26.1	Second Amendment, dated October 9, 2002, to Contract Manufacturing Agreement dated September 14, 2001, between GelTex and The Dow Chemical Company. Filed as Exhibit 10.34.1 to Genzyme's Form 10-K for the year ended December 31, 2003.*
10.26.2
Third Amendment, dated December 8, 2003, to Contract Manufacturing Agreement dated September 14, 2001, between GelTex and The Dow Chemical Company. Filed as Exhibit 10.34.2 to Genzyme's Form 10-K for the year ended December 31, 2003.*
10.26.3
Fourth Amendment, dated July 1, 2004, to Contract Manufacturing Agreement dated September 14, 2001, between GelTex and The Dow Chemical Company. Filed as Exhibit 10.29.3 to Genzyme's Form 10-K for the year ended December 31, 2004.*
10.26.4
Amended and Restated Contract Manufacturing Agreement signed as of December 15, 2006, between Genzyme Corporation (as successor to GelTex) and The Dow Chemical Company. Filed with Genzyme's Form 8-K filed on December 21, 2006.*
10.27
North American Termination and Transition Agreement, dated November 3, 2004, by and between Genzyme Corporation and Wyeth. Filed as Exhibit 10.31 to Genzyme's Form 10-K for the year ended December 31, 2004.*
10.28
Purchase and Supply Agreement, effective as of January 1, 2005, by and between Genzyme Corporation and Invitrogen Corporation. Filed as Exhibit 10.3 to Genzyme's Form 10-Q for the quarter ended June 30, 2005.*
10.28.1
Amendment No. 2 effective as of January 1, 2007 to Purchase and Supply Agreement, effective as of January 1, 2005, by and between Genzyme Corporation and Invitrogen Corporation. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended June 30, 2007.*
10.28.2
Amended and Restated Contract Purchase and Supply Agreement between Invitrogen Corporation and Genzyme Corporation effective December 31, 2007. Filed as Exhibit 10.1 to Genzyme's Form 10-Q for the quarter ended September 30, 2007.*
10.29	License and Co-Development Agreement between Genzyme Corporation and Isis Pharmaceuticals, Inc. dated June 24, 2008. Filed as Exhibit 10.7 to Genzyme's Form 10-Q for the quarter ended June 30, 2008.*
10.30
Technology Transfer and Supply Agreement between Genzyme Corporation and Hospira Worldwide, Inc. effective December 31, 2009. Filed as Exhibit 10.29 to Genzyme's Form 10-K for the year ended December 31, 2009.*
10.31
License Agreement dated as of January 1, 1995 and First Amendment thereto, dated as of October 7, 2003, between Genzyme Corporation and Mount Sinai School of Medicine of the City University of New York. Filed as Exhibit 10.10 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*(†)
10.32
Master Supply Agreement dated as of June 30, 2010 among Genzyme Corporation, Genzyme Ireland Limited and Hospira Worldwide, Inc. Filed as Exhibit 10.9 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*(†)
10.33
Credit Agreement, dated July 14, 2006, among Genzyme Corporation and those of its subsidiaries party thereto, the lenders listed therein, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, ABN AMRO Bank N.V., Citizens Bank of Massachusetts and Wachovia Bank, National Association, as co-documentation agents. Filed with Genzyme's Form 8-K filed on July 19, 2006.*

Exhibit Number	Description
10.34	Amended and Restated Agreement dated April 14, 2010 between Genzyme Corporation, Relational Investors LLC, Ralph V. Whitworth and the other parties identified therein. Filed as Exhibit 99.1 to Genzyme's Form 8-K filed on April 15, 2010.*
10.35
Agreement dated June 9, 2010 by and among Genzyme Corporation, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership. Filed as Exhibit 99.1 to Genzyme's Form 8-K filed on June 9, 2010.*
10.36	Consent Decree dated May 24, 2010 between Genzyme Corporation and the United States Food and Drug Administration. Filed as Exhibit 99.1 to Genzyme's Form 8-K filed on May 24, 2010.*
10.37
Registration Rights Agreement, dated June 17, 2010, by and among Genzyme Corporation, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Banc of America Securities LLC. Filed as Exhibit 10.1 to Genzyme's Form 8-K filed on June 17, 2010.*
10.38
Master Confirmation Agreement, dated as of June 17, 2010, between Genzyme Corporation and Goldman, Sachs & Co. Filed as Exhibit 10.3 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*
10.38.1
Supplemental Confirmation Agreement, dated as of June 17, 2010, between Genzyme Corporation and Goldman, Sachs & Co. Filed as Exhibit 10.3.1 to Genzyme's Form 10-Q for the quarter ended June 30, 2010 filed on August 9, 2010.*(†)
12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	Subsidiaries of Genzyme Corporation. Filed as Exhibit 21 to Genzyme's Form 10-K for the year ended December 31, 2009.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature pages to this registration statement).*
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee.*
99.1	Form of Letter of Transmittal.**
99.2	Form of Notice of Guaranteed Delivery.**
99.3	Form of Letter to Registered Holders and DTC Participants.**
99.4	Financial statements and notes thereto of BioMarin/Genzyme LLC for the year ended December 31, 2007. Filed as Exhibit 99 to Genzyme's Form 10-K for the year ended December 31, 2009.*

Exhibit Number	Description
101	The following materials from Genzyme Corporation's Registration Statement on Form S-4 formatted in eXtensible Business Reporting Language (XBRL): (i) Unaudited, Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2010 and 2009, (ii) Unaudited, Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009, (iii) Unaudited, Consolidated Statements of Cash Flows for the Three and Six Months Ended June 30, 2010 and 2009; (iv) Notes to Unaudited, Consolidated Financial Statements; (v) Consolidated Statements of Operations and Comprehensive Income for the Years Ended December 31, 2009 and 2008, (vi) Consolidated Balance Sheets as of December 31, 2009, 2008 and 2007, (vii) Consolidated Statements of Cash Flows for the Years Ended December 31, 2009, 2008 and 2007, (viii) Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2009, 2008 and 2007 and (ix) Notes to Consolidated Financial Statements.*‡

*
Previously filed.

†
Confidential treatment has been requested or granted for the deleted portions of this Exhibit.

**
Filed herewith.

‡
Pursuant to Rule 406T of Regulation S-T, the interactive data files included in Exhibit 101 are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS

        Exhibits 10.11 through 10.22 above are management contracts or compensatory arrangements in which our executive officers or directors participate.

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
SIGNATURES
INDEX TO EXHIBITS
EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS